Exhibit 99. (j)

DELOITTE & TOUCHE LLP
350 SOUTH GRAND AVENUE
LOS ANGELES, CA 90071
(213) 688-0800 TELEPHONE

CONSENT OF INDEPENDENT AUDITORS

TCW GALILEO FUNDS, INC.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 33-52272 of TCW Galileo Funds, Inc. on Form N-1A of our report dated December 17, 2001 appearing in the Annual Report of TCW Galileo Funds, Inc. comprising the TCW Galileo Funds, Inc., for the year ended October 31, 2001 and to the reference to us under the headings “Financial Highlights” in the Prospectus, which is part of this Registration Statement and “Independent Auditors” in the Statement of Additional Information, which is part of this registration statement.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

September 10, 2002